April 13, 2011

U.S. Securities and Exchange Commission
Office of the Chief Accountant
100 F Street, NE
Washington, DC 20549

Re:	General Cannabis, Inc.
File No. 333-172543

Dear Sir or Madam:

We have read the section entitled Changes In and Disagreements With Accountants on Accounting and Financial Disclosure in the registration statement on Form S-1 of General Cannabis, Inc. dated April 12, 2011, and agree with the statements concerning our firm contained therein.

Very truly yours,

Mendoza Berger & Company, LLP

/s/  Mendoza Berger & Company, LLP

Irvine, CA